EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Annual Report (Form 10-K) of Toys "R" Us, Inc. and subsidiaries of our report dated March 10, 1999, included in the 1998 Annual Report to Stockholders of Toys "R" Us, Inc. and subsidiaries.

      We also consent to the incorporation by reference in Registration Statements (Form S-4 Number 33-56303 and 333-18863; Form S-3 Numbers 2-87794, 33-23264, 33-34273, 33-42237 and 33-51359; Form S-8 Numbers 2-64887, 2-91834,
33-42627, 333-11861, 333-15841, 333-23441, 333-20385, 33-64315 and 333-61827) of
Toys "R" Us, Inc. and subsidiaries of our report dated March 10, 1999, with respect to the consolidated financial statements incorporated herein by reference.

                                                           /s/ Ernst & Young LLP

New York, New York
April 28, 1999